Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, J. Russell Porter, President and Chief Executive Officer of Gastar Exploration Ltd. (the “Company”), hereby certify that the accompanying amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2010 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2010

/S/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer